EXHIBIT 4.7

        FOURTH SUPPLEMENTAL INDENTURE, dated as of May 21, 2001, and effective as of March 31, 2001, to the Indenture, dated as of April 15, 1996 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), by and among D.R. HORTON, INC., a Delaware corporation, (the "Company"), the ADDITIONAL GUARANTORS (as defined herein), the EXISTING GUARANTORS (as defined herein) and FIRST UNION NATIONAL BANK, as trustee (the "Trustee").

                                           RECITALS

        WHEREAS, Continental Homes Holding Corp. ("Continental") and the Trustee entered into an Indenture dated as of April 15, 1996 (the "Indenture"), pursuant to which Continental issued $150,000,000 principal amount of 10% Senior Notes due 2006 (the "Notes");

        WHEREAS, on April 20, 1998, pursuant to the laws of the State of Delaware and in accordance with the Agreement and Plan of Merger, dated as of December 18, 1997 (the "Merger Agreement"), by and between the Company and Continental, Continental was duly merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation;

        WHEREAS, as a result of the Merger, the Company succeeded to all the obligations, duties and liabilities of Continental under the Indenture as if incurred or contracted by the Company;

        WHEREAS, pursuant to Section 10.03 of the Indenture, any person may become a Guarantor by executing and delivery to the Trustee a supplemental indenture which subjects such person to the Indenture as a Guarantor;

        WHEREAS, the execution of this Fourth Supplemental Indenture has been duly authorized by the Executive Committee of the Board of Directors of the Company and the Boards of Directors or other governing bodies of the Additional Guarantors and all things necessary to make this Fourth Supplemental Indenture a valid, binding and legal instrument according to its terms have been done and performed;

        NOW THEREFORE, for and in consideration of the premises, the Company, the Additional Guarantors and the Existing Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the Notes as follows:

                                          ARTICLE I

                                    ADDITIONAL GUARANTORS

1.1 As of March 31, 2001, and in accordance with Section 10.03 of the Indenture, the following Restricted Subsidiaries (the "Additional Guarantors") hereby severally agree to be subject to and bound by the terms of the Indenture applicable to a Guarantor and hereby jointly and severally unconditionally and irrevocably guarantee on a senior basis the payment of the Securities pursuant to the terms of Article 10 of, and Exhibit B to, the Indenture:

                                         Jurisdiction
Name                                    of Organization
----                                    ---------------

DRH Cambridge Homes, LLC                    Delaware

DRH Southwest Construction, Inc.            California

DRH Title Company of Colorado, Inc.         Colorado

Meadows VIII, Ltd.                          Delaware

DRH Regrem I, Inc.                          Delaware

DRH Regrem II, Inc.                         Delaware

DRH Regrem III, Inc.                        Delaware

DRH Regrem IV, Inc.                         Delaware

DRH Regrem V, Inc.                          Delaware

DRH Regrem VI, LP                           Texas

DRH Regrem VII, LP                          Texas

DRH Regrem VIII, LLC                        Delaware

1.2 The Additional Guarantors shall execute and deliver a Guarantee, which shall be incorporated herein by reference in the form set forth in Exhibit B to the Indenture.

                                          ARTICLE II

                                   MISCELLANEOUS PROVISIONS

2.1 This Fourth Supplemental Indenture constitutes a supplement to the Indenture. The Indenture and this Fourth Supplemental Indenture, by and among the Company, the guarantors thereto and the Trustee, shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

2.2 The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

2.3 In case any one or more of the provisions contained in this Fourth Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions in this Fourth Supplemental Indenture or the Notes.

2.4 The article and section headings herein are for convenience only and shall not affect the construction hereof.

2.5 Any capitalized term used in this Fourth Supplemental Indenture that is defined in the Indenture and not defined herein shall have the meaning specified in the Indenture, unless the context shall otherwise require.

2.6 All covenants and agreements in this Fourth Supplemental Indenture by the Company, the Existing Guarantors and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successors and assigns.

2.7 The laws of the State of New York shall govern this Fourth Supplemental Indenture, the Notes and the Guarantees.

2.8 Except as amended by this Fourth Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

2.9 This Fourth Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Fourth Supplemental Indenture.

2.10 All liability described in paragraph 16 of the Notes, of any director, officer, employee or stockholder, as such, of the Company is waived and released.

2.11 The Trustee accepts the modifications of the trust effected by this Fourth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as statements of the Company and the Additional Guarantors, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Fourth Supplemental Indenture, and the Trustee makes no representation with respect thereto.

       IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Fourth
Supplemental Indenture to be duly executed, as of the 21st day of May, 2001.

                                            D.R. HORTON, INC.

                                            By: /s/ Samuel R. Fuller
                                               --------------------------------
                                               Samuel R. Fuller
                                               Executive Vice President,
                                               Chief Financial Officer, and
                                               Treasurer

                                            ADDITIONAL GUARANTORS:
                                            ----------------------

                                            DRH Southwest Construction, Inc.
                                            DRH Title Company of Colorado, Inc.
                                            Meadows VIII, Ltd.
                                            DRH Regrem I, Inc.
                                            DRH Regrem II, Inc.
                                            DRH Regrem III, Inc.
                                            DRH Regrem IV, Inc.
                                            DRH Regrem V, Inc.


                                            By: /s/ Samuel R. Fuller
                                               --------------------------------
                                               Samuel R. Fuller
                                               Treasurer

                                            DRH Regrem VIII, LLC
                                            DRH Cambridge Homes, LLC
                                                By: D.R. Horton, Inc. - Chicago,
                                                    a member

                                                By: /s/ Samuel R. Fuller
                                                   ----------------------------
                                                    Samuel R. Fuller
                                                    Treasurer

                                            DRH Regrem VI, LP
                                            DRH Regrem VII, LP
                                                By: Meadows I, Ltd., the general
                                                    partner

                                                By: /s/ Samuel R. Fuller
                                                   ----------------------------
                                                    Samuel R. Fuller
                                                    Treasurer

                                            EXISTING GUARANTORS:
                                            --------------------


                                           DRHI, Inc.
                                           Meadows I, Ltd.
                                           Meadows IX, Inc.
                                           Meadows X, Inc.
                                           D.R. Horton, Inc. - Birmingham
                                           D.R. Horton, Inc. - Chicago
                                           D.R. Horton, Inc. - Denver
                                           D.R. Horton, Inc. - Greensboro
                                           D.R. Horton, Inc. - Louisville
                                           D.R. Horton, Inc. - Minnesota
                                           D.R. Horton, Inc. - New Jersey
                                           D.R. Horton, Inc. - Portland
                                           D.R. Horton, Inc. - Sacramento
                                           D.R. Horton, Inc. - Jacksonville
                                                (formerly D.R. Horton, Inc. -
                                                San Diego)
                                           D.R. Horton, Inc. - Torrey
                                           D.R. Horton San Diego Holding
                                                Company, Inc.
                                           D.R. Horton Los Angeles Holding
                                                Company, Inc.
                                           DRH Construction, Inc.
                                           DRH Cambridge Homes, Inc.
                                           C. Richard Dobson Builders, Inc.
                                           DRH Tucson Construction, Inc.
                                           Continental Homes, Inc.
                                           KDB Homes, Inc.
                                           Continental Residential, Inc.
                                           Continental Homes of Florida, Inc.
                                           CHI Construction Company
                                           CHTEX of Texas, Inc.


                                            By: /s/ Samuel R. Fuller
                                               ---------------------------------
                                               Samuel R. Fuller
                                               Treasurer

                                            SGS COMMUNITIES AT GRANDE QUAY, LLC


                                               By:  Meadows IX, Inc., a member


                                               By:  /s/ Samuel R. Fuller
                                                  -----------------------------
                                                    Samuel R. Fuller
                                                    Treasurer


                                               and


                                               By:  Meadows X, Inc., a member


                                               By:  /s/ Samuel R. Fuller
                                                  ------------------------------
                                                    Samuel R. Fuller
                                                    Treasurer


                                            D.R. HORTON MANAGEMENT COMPANY, LTD.
                                            D.R. HORTON-TEXAS, LTD.
                                               By:  Meadows I, Ltd.,
                                                    its general partner


                                               By:  /s/ Samuel R. Fuller
                                                  ------------------------------
                                                    Samuel R. Fuller
                                                    Treasurer


                                            CONTINENTAL HOMES OF TEXAS, L.P.
                                               By:  CHTEX of Texas, Inc.,
                                                    its general partner


                                               By:  /s/ Samuel R. Fuller
                                                  ------------------------------
                                                    Samuel R. Fuller
                                                    Treasurer

                                            MEADOWS II, LTD.
                                            CH INVESTMENTS OF TEXAS, INC.


                                            By: /s/ William K. Peck
                                               ---------------------------------
                                               William K. Peck
                                               President

                                            FIRST UNION NATIONAL BANK,
                                            as Trustee



                                            By:  /s/ George J. Rayzis
                                               ---------------------------------
                                                 Name: George J. Rayzis
                                                      --------------------------
                                                 Title: Vice President
                                                      --------------------------



















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